UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 17, 2005

Western Goldfields, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Idaho
(State or Other Jurisdiction of Incorporation)

0-50894	38-3661016
(Commission File Number)	(IRS Employer Identification No.)

961 Matley Lane, Suite 120
Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

(775) 337-9433
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 17, 2005, Western Goldfields, Inc. (“WGI”) entered into a Lincoln Hill LLC Operating Agreement and a Lincoln Hill LLC Members’ Agreement with Coolcharm Gold Mining Company Ltd. (“Coolcharm”), each dated April 8, 2004. WGI owns or controls certain properties in Pershing County, Nevada which properties are described in exhibit A of the members’ agreement. The parties formed Lincoln Hill LLC, the new limited liability company (the “Company”), to own the properties, conduct the operations contemplated by the agreements and participate in the exploration, evaluation and development of mining precious metal products. The parties agreed to enter into a joint venture agreement for the joint venture exploration, development and, if warranted, mining production and marketing of minerals from the properties.

WGI has an initial ownership interest of 40% of the Company, and Coolcharm has an initial ownership interest of 60% of the Company. In consideration of WGI entering into the members’ agreement, Coolcharm agreed to pay to WGI an aggregate amount of $225,000 in installments, with the final installment payable in April 2006. In addition, Coolcharm will issue 600,000 shares of its capital stock to WGI. WGI has agreed to contribute to the Company WGI’s right, title and interest in and to the leasehold interests, mining claims and other property interests which constitute the Lincoln Hill gold property situated in the Rochester Mining District, Pershing County, Nevada.

Coolcharm will have the right to earn and acquire its 60% ownership interest in the Company by funding the Company’s completion of a bankable feasibility study on the property which supports the development of a mine or by paying expenditures for the exploration and development of the property as a mine in the cumulative amount of $4,000,000 on or before July 1, 2010. If the banking feasibility study is not completed by July 2010, Coolcharm must pay additional expenses of $1 million on an annual basis from July 2011 to July 2013. If Coolcharm fails to meet its obligations, its membership in the Company will terminate.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

No.	Exhibit Name

10.1	Lincoln Hill LLC Operating Agreement, effective as of April 8, 2004, between Western Goldfields, Inc. and Coolcharm Gold Mining Company Ltd.

10.2	Lincoln Hill LLC Members’ Agreement, effective as of April 8, 2004, between Western Goldfields, Inc. and Coolcharm Gold Mining Company Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Goldfields, Inc.

Date: August 23, 2005	By:	/s/ Thomas K. Mancuso
Name: Thomas K. Mancuso
Title: President

EXHIBIT INDEX

Exhibit No.	Exhibit Name

10.1	Lincoln Hill LLC Operating Agreement, effective as of April 8, 2004, between Western Goldfields, Inc. and Coolcharm Gold Mining Company Ltd.

10.2	Lincoln Hill LLC Members’ Agreement, effective as of April 8, 2004, between Western Goldfields, Inc. and Coolcharm Gold Mining Company Ltd.